EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors and officers of Curative Health Services, Inc., a Minnesota corporation (the “Company”), appoints Joseph Feshbach, Thomas Axmacher and Nancy Lanis as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute and/or file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to all of the Company’s registration statements that are currently effective, with all exhibits thereto and other documents in connection therewith, including the following:

1.	Registration Statement on Form S-3 (File No. 333-102965, 333-89254 and 333-83342) pertaining to shares to be sold by certain selling shareholders;

2.	Registration Statement on Form S-8 (File No. 333-98253 and 333-60852) pertaining to the Curative Health Services, Inc. 2000 Stock Incentive Plan;

3.	Registration Statement on Form S-8 (File No. 333-98251 and 333-73376) pertaining to the Curative Health Services, Inc. 2001 Broad-Based Stock Incentive Plan and Non-Qualified Stock Option Agreements for David Lawson, Steven Michurski and Beth Oliver;

4.	Registration Statement on Form S-8 (File No. 333-65753 and 333-60854) pertaining to the Curative Health Services, Inc. Non-Employee Director Stock Option Plan, as amended;

5.	Registration Statement on Form S-8 (File No. 333-65751, 33-65712, 33-54880, 33-45553 and 33-44414) pertaining to the Curative Health Services, Inc. and Subsidiaries 1991 Stock Option Plan, as amended;

6.	Registration Statement on Form S-8 (File No. 33-65710) pertaining to the Curative Health Services, Inc. and Subsidiaries Director Shares Purchase Program; and

7.	Registration Statement on Form S-8 (File No. 33-85188) pertaining to the Curative Health Services, Inc. and Subsidiaries Employee 401(k) Savings Plan.

Further, the undersigned do hereby grant unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done in and about the foregoing premises, as fully to all intents and purposes as he or they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of his or their respective substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, each of the undersigned has subscribed these presents this 7th day of August, 2003.

Signature	Title

/S/ JOSEPH FESHBACH Joseph Feshbach	Chief Executive Officer and Chairman of the Board

/S/ THOMAS AXMACHER Thomas Axmacher	Chief Financial Officer

/S/ JOHN C. PRIOR John C. Prior	President, Specialty Healthcare Services and Director

/S/ PAUL S. AUERBACH Paul S. Auerbach, MD	Director

/S/ DANIEL E. BERCE Daniel E. Berce	Director

/S/ LAWRENCE ENGLISH Lawrence English	Director

/S/ GERARD MOUFFLET Gerard Moufflet	Director

/S/ TIMOTHY I. MAUDLIN Timothy I. Maudlin	Director